Exhibit 99.2

Unit References: $: U.S. Dollars t: metric tonnes Mt: million metric tonnes

• Vivian Sand Project is a large, continuous high purity, low cost silica deposit with low impact silica extraction and beneficiation processes without harmful chemicals • 99.91% (1) purity silica consistent throughout the entire deposit, following a minimal cost beneficiation process Asset • Sio Silica is developing its 100% owned Vivian Sand high purity silica project located southeast of Winnipeg, Canada • Compelling economics supported by customer offtake agreement/MOU and marketing agreement Company • Silica with high purity above 99.9% is critical to energy transition and strategic industries • Sio expects to produce high purity silica, with applications across many established and emerging industries including semi - conductors, solar panels, and lithium - silicon battery technology Product 1. After water wash and magnetic separation.

99.86% 99.91% Natural Purity Purity After Magnetic Separation $30 bn TAM by 2030 Source: BRU 2023 TRS, DEN 2023 TRS, management estimates, Sio 2020 Sustainability Report, Sio 2021 Sustainability Report, Sio 2022 Sustainability Report 1. Natural purity after water wash. 2. Phase 1 capital, see BRU 2023 TRS. 2022 ESG Report Published x No open pit, no dust, no trace x No heavy machinery, no truck traffic x No harmful chemicals x No water waste

FEISAL SOMJI, B.SC., MBA PRESIDENT & CEO, FOUNDING DIRECTOR • • TODD HIRTLE, CPA, CA CFO • • BRENT BULLEN, B.COMM., MBA COO & DIRECTOR • • LAURA WEEDEN, P.ENG VP OPERATIONS • • THOMAS BUCHANAN CHAIRMAN • • • ROBERT STAN DIRECTOR • • • CAROLYN MOORE - ROBIN DIRECTOR • • DAVID FILMON, K.C. DIRECTOR • • • MICHAEL PYLE, MBA, ICD.D . DIRECTOR • • •

$80 mm $40 mm $31 mm • energy, infrastructure and energy transition over $2 billion • over 60 companies • up to $80 mm debt backstop facility STEN L. GUSTAFSON CEO • • • DR. BERNARD DUROC - DANNER CHAIRMAN • • • Steve Webster & Other Investors Debt Backstop Up to Royalty (2) • Leading North American royalty company ▪ Royalty interests spanning multiple provinces and states 300 industry operators • wholly - owned by large Canadian pension fund ▪ • Sio shareholders, Pyrophyte, Steve Webster and select investors • Flow - Through equity 1. Indications of interest are non - binding and no assurance can be given that any such indicated investment will be consummated for the full amount or at all. 2. Includes $30 mm committed by well known royalty partners as well as $10 mm from a royalty company with a focus on decarboniza tio n projects and existing Sio shareholders. 60+ $2 bn delivering growth support of a variety of energy transition solutions Existing Investors; PIPE and Flow - Through Equity

Transaction Highlights

SIO | SILICA

$708 mm
Pro-Forma Enterprise Value[1]

$3.9 bn
Net Present Value[2]

~60%
P/NAV Discount to Emerging Lithium Producer Peer Median[3]

~75%
P/NAV Discount to Specialty Materials Producer Peer Median[4]

99.86%
Natural Silica Purity[5]

99.91%
Silica Purity After Magnetic Separation

OVERVIEW

- Transaction represents an **Enterprise Value of $708 mm, reflecting an ~80% discount** to the $3.9 bn[2] project NPV
- Business combination is expected to close in 1H 2024, subject to satisfaction of closing conditions
- **Phase 1 to be fully permitted and capex expected to be fully funded** with proceeds available upon completion of the Transaction
  - Sio will be **cash flow positive** once Phase 1 construction is completed and operations have commenced (expected less than 18 months post-close)
  - Future expansions (Phase 2 and Facility 2) expected **to be funded internally** through **operating cash flow**
  - Phase 1 expected to be **fully-permitted** prior to close of the transaction
  - **100% of the construction capital indicated** through high quality investors with in-depth experience in energy transition
- Sio Silica and Pyrophyte Acquisition Corp. propose to combine to support the development of the Vivian Sand Project to **rapidly and securely deliver highly-demanded high purity silica to key sectors**, facilitating technology leadership and energy transition

Expected Project Status at Transaction Close

Phase 1 Construction Fully Funded ✓	Phase 1 Fully Permitted ✓	Phase 1 Construction Ready ✓	100% Phase 1 Production Allocated[6] ✓

Source: BRU 2023 TRS, DEN 2023 TRS
1. Pro-forma enterprise value build on slide 34.
2. BRU property and DEN property combined NPV at 10% discount rate.
3. Emerging Lithium Producers include: Core Lithium, Lithium Argentina, Sayona, and Sigma Lithium.
4. Specialty Materials Producers include: IGO (lithium), Lynas (rare earth), MP Materials (rare earth), and Pilbara (lithium).
5. After water wash.
6. 100% phase 1 production allocated through offtake agreement/MOU and marketing agreement

9

Silica is Essential to the Modern World

Silica is found in lump quartz ore and silica sand with varying purity. High purity silica is critical to industrial, commercial, and consumer market segments

~$30 bn TAM by 2030; 7.5% Annual Growth[1]



Source
Beneficiation
Silicon Product
Select End Products
99.86% Natural Purity[2]
$0.55/t
Magnetic Separation
Silica Quartz <99% Natural Purity
~$95-110/t
Beneficiation Cost
99.90%+ High Purity Silica
Only 1-2%
of low purity silica can be beneficiated at ~$70-100/t
Low Purity Silica Sand <99% Natural Purity
Silicon Carbide
99.9% - 99.999%
Semiconductors
Electronics
High Voltage Arresters
Schottky Diodes
Fused Silica
99.9% - 99.995%
Semiconductors
Fiber Optics
Optical Glass
Specialty Glass
Crucibles
Silicon Metal
99.9%+
Solar Panels
Lithium Silicon Batteries
Special Alloys
Aluminum Alloys
Silica Metals
Precipitated Silica
99.9%
Micro-porous Battery
Synthetic Paper
Silica Desiccant
Solar glass
Remaining 98% - 99% of low purity silica is unfeasible to upgrade
Low Quality Glass
Rubber
Agriculture & Food
Coatings, Adhesive, Sealants
Foundation Sand
Energy
Increasing Silica Purity Requirement and Price

In-situ high purity silica is rare, competitors require complex and expensive beneficiation process to reach purity achieved by Sio with a nominal cost magnetic separation process

Source: Allied Market Research, BRU 2023 TRS, Data Bridge Market Research, DEN 2023 TRS, management estimates, Marketwatch, Verified Market Research

1. Average across segments.
2. After water wash.

11

Source: BRU 2023 TRS, DEN 2023 TRS, management estimates 1. Cost breakdown on slide 27, extraction & processing costs including water wash cost are expected to be $20.68/t. 2. Patent pending novel application of proven technology. Beneficiation: ~$95 - 110/t Beneficiation: $0.55/t

Exponential Silica Price Increase as End Markets Demand Higher Purity



$4,000+/t Ultra High Purity (99.999%+)
99.9986%(2)
$1,000+/t Super High Purity (99.995%+)
Sio Target Market
Semiconductors
Crucibles
Solar Glass
Solar Panels
Battery Tech
Electronics
Fiber Optics
Specialty Glass
Sio TRS Economic Model: $172/t(1)
$100 - $250+/t High Purity (99.9-99.99%)
99.91%
<$50/t Industrial Grade (95 – 99%)
Price
Purity

- Sio's silica is naturally occurring at 99.86% purity after water wash and will reach 99.91% purity after a simple magnetic separation process absent of harmful chemicals
  - Further beneficiation testing has shown results above 99.995% (4N) purity reaching 99.9986%
- Sio is targeting the high purity segment of the silica market with end products such as semiconductors, solar panels, and lithium-silicon battery technology
  - Significantly higher product sale price and margins compared to industrial silica products
- Major upcoming semiconductor investments in North America driving domestic demand growth catalyzed by new regulatory changes
- 70% of each commercial solar panel comprises glass sheeting made from high purity silica
  - Estimated 200 kt of high purity silica is needed for 1GW of new solar capacity
- Decarbonization / energy transition projects are expected to drive long term growth in demand for high purity silica
  - Use of silica in battery developments pushing for higher density battery, quick charge and higher cycle life without battery breakdown drives greater high purity silica demand

Source: BRU 2023 TRS, DEN 2023 TRS, management estimates
1. BRU 2023 TRS first 5 years minegate pricing. TRS pricing based on offtake MOUs and marketing agreement.
2. Purity achieved with further beneficiation.

13

Asia-Pacific Supply and Demand Dynamics

Sio Positioned to Become One of the Lowest Cost Suppliers of High Purity Silica to APAC

Demand

- The Asian high purity silica market demand is estimated at ~22-23 Mtpa in 2025 with China being the largest consumer in Asia
- The semiconductor industry is expected to grow at 7% CAGR to 2025
  - China expected to lead the global semiconductor industry due to its growing market size and domestic production capacity
- Solar and Smart glass, which require high purity low iron silica, are projected to have the highest growth and price
  - Smart glass in APAC projected to grow at 15% CAGR
  - Demand for solar capacity is expected to continue to grow at ~13% CAGR

Offtake agreement and MOU in place with APAC customers expected to support robust immediate cash flow as North American market grows

Supply

- Several APAC countries demand is unmet locally, importing 7 Mtpa from other countries, mainly Australia
- In recent years, traditional silica exporters (Vietnam and Cambodia) began reducing exports to China to strengthen their local glass manufacturing base
- Most Australian silica resources have lower purity and require additional beneficiation at ~$100/t to reach purity levels for smart glass
- Sio well positioned to satisfy existing demand in China and APAC with its low cost structure while North American domestic demand grows
  - Existing offtake agreement and MOU with Chinese customers and strong indications of interest from other APAC customers



Higher transportation costs offset by nominal beneficiation cost
Transportation ~$20/t
Sio's Total Cost: ~$87/t
Beneficiation ~$100/t
Transportation ~$15/t
Mining & Extraction ~$25/t

Despite close proximity to the Asian markets, Australian supply has **low purity** and requires **costly beneficiation** process

Costs[1]	Competitors	Sio[2]
Extraction & Processing	~$25/t	~$21/t[3]
Transportation	~$35/t	~$65/t
Beneficiation	~$100/t	~$1/t[4]
Total	**~$160/t**	**~$87/t**

Source: Accenture, BRU 2023 TRS, DEN 2023 TRS, management estimates
Note: Stantec TRS USD/CAD exchange ratio of 1.30x.
1. To reach >99.90% purity.
2. BRU 2023 TRS, DEN 2023 TRS; year 2 onward.
3. Includes extraction, slurry transport, wet processing, dry processing and labor & insurance.
4. Magnetic separation cost ($0.55/t).

14

Sio Positioned to Become One of the Lowest Cost Producers of High Purity Silica in The World Locations MB GA Junction City (Covia) Winnipeg (Sio) Rockwood (U.S. Silica) MI Source: BRU 2023 TRS, DEN 2023 TRS, management estimates Note: Recovery % represents amount extracted as a % of raw mined. 1. BRU production expected to begin 2026; DEN production expected to begin 2028. 2. BRU 2023 TRS, inclusive of Phase 1 & Phase 2, Note: Phase 2 extraction permit application expected to follow successful opera tio n of Phase 1. 3. Measured and indicated resources only (BRU 2023 TRS); inferred resources of 91.9 Mt at BRU Property. 4. BRU 2023 TRS, 1.34 Mtpa for Phase 1 and additional 1.34 Mtpa for Phase 2. 5. Measured and indicated resources only (DEN 2023 TRS); inferred resources of 252.7 Mt at DEN Property. 6. Creating Helpful Incentives to Produce Semiconductors and Science Act of 2022. 7. Inflation Reduction Act. ▪ ▪ Current North American supply dynamics unable to meet growing demand catalyzed by regulatory conditions Potentially reaching 100+ years of mine life with inferred mineral resource conversion

Domestic production of silicon based chips is key to national security and preventing supply chain issues Only 12% of global chip demand are currently manufactured in the U.S., compared to 37% in the 1990s Shortages of semiconductors dented U.S. economic growth by nearly a quarter - trillion dollars in 2021 Companies to receive a 25% tax credit for investments in semiconductor manufacturing and processing equipment, providing $24 billion for business over 5 years $50 billion over 5 years to expand semiconductor manufacturing, $11 billion for advanced R&D and $39 billion to drive domestic production ~$370 billion in clean energy and decarbonization investment, to enhance U.S. energy security and spur development of domestic energy production and storage supply chain Installation of 950 million solar panels, 120,000 wind turbines, and 2,300 grid - scale battery energy storage plants by 2030 Supports ~$28 billion new manufacturing investments by corporations in the electric vehicle, battery, and solar manufacturing sectors post the signing of the IRA Wood Mackenzie forecasts renewable energy investments to total $1.2 trillion by 2035, solar energy investment will increase by two - thirds because of the law Source: Business Korea, CNBC, company disclosure, New York Times, regulatory disclosure, Reuters, The Wall Street Journal

Sio is Targeting Both Established and Emerging Industries

	Semiconductors	Solar Energy	Lithium-Silicon Battery Technology
			
Growth	• Global market projected to grow from $600 billion in 2021 to over $1 trillion by 2030, at a CAGR of 6-8%	• Solar power generation growing 14% annually 2020 - 2030 • North American photovoltaic market to reach $121 bn by 2027, growing at 22% CAGR	• Lithium-silicon batteries expected to hold 50% more charge vs traditional graphite anode batteries with significantly faster charging time
Catalyst	• North American manufacturing bolstered by a new wave of funding provided by the CHIPS act	• Inflation Reduction Act driving investment in the U.S.	• Investment by legacy automakers to advance silicon based battery research & development
Activity	• GlobalFoundries, Intel, Samsung, TSMC, and TI have announced new semiconductor production facilities in the U.S.	• First Solar investing $1 bn in U.S. manufacturing facility	• $400 mm Series C funding for Group14 led by Porsche • Sila Nano to construct a new battery material factory to support production of up to 500,000 EVs
Purity Requirements	• ≥99.9%	• ≥99.9%	• ≥99.9%
	• Sio currently has an offtake agreement and an offtake MOU with two semiconductor companies	• MOU signed with RCT Solutions for the building of North America's largest solar panel plant in Manitoba, a $3 bn investment • In early conceptual design and implementation talks with largest integrated solar glass manufacturer outside of China	• Undergoing product testing for ultra high purity suitable for battery technology implementation

High purity silica is expected to experience strong demand growth from established and emerging industries

Source: Bloomberg, BRU 2023 TRS, company filings, DEN 2023 TRS, management estimates, Mckinsey

17

Generational High Purity Asset Supported with Offtake Agreement/MOU and Marketing Agreement Capex Fully Funded & Low Capital Intensity Project with Robust Economics Logistical and Rail Advantage Internationally Recognized Partners ESG Leader Forging an Environmentally Friendly Future Source: BRU 2023 TRS, DEN 2023 TRS 1. BRU 2023 TRS, DEN 2023 TRS. 2. BRU production expected to begin 2026; DEN production expected to begin 2028. 3. Both BRU and DEN properties. 4. BRU property only.

▪ ▪ ▪ Note: Events without checkmark anticipated to occur. 1. Based on management estimates as of Oct 2023. 2. Manitoba Clean Environment Commission. 3. Phase 2 permit expected Q3 2025 following successful operation of Phase 1. Milestones Date P BRU & DEN TR Summary Refreshed Oct ‘23 P 2022 Sustainability Report Published Aug ’23 P CEC Report Completed Jun ’23 P Offtake Agreement Signed May ’23 P BRU & DEN Updated TR Summary May ’23 P CEC (2) Hearing Complete Mar ’23 P RCT Partnership MOU Signed Feb ’23 P 2021 Sustainability Report Published Nov ’22 P Marketing Agreement Signed Nov ’22 P MOU#2 Signed Sep ’22 P Geo Technical Report Completed Jan ‘22 P Facility Use Permit Received Dec ’21 P Drilling Partnership Confirmed Aug ’21 P MOU#1 Signed Jun ’21 P Facility Process Design Completed Apr ‘21

0.5 0.5 0.8 1.3 1.1 2.4 0.7 3.1 2.2 5.3 0 1 2 3 4 5 6 Semiconductor Company 1 Semiconductor Company 2 Intermediary Company RCT Solutions Additional Demand Saleable Sand Production (Mt) Source: BRU 2023 TRS, DEN 2023 TRS, management estimates Note: Additional demand based on management estimates. 1. Offtake agreement (“Offtake Agreement”) entered into which remains subject to ratification by Sio’s Board. This agreement contemplates an increase in offtake volume to 1Mtpa subject to the agreement of Sio and the offtaker . 2. Indicated long term offtake of ~2.7 Mtpa . Facility 1 – Phase 1 (1.34 Mtpa) Facility 1 and Facility 2 (5.4 Mtpa) Facility 1 – Phase 2 (2.7 Mtpa) Cash Flow Positive RCT Solutions has signed an MOU with Sio for the building of North America’s largest solar panel plant in Manitoba, a $3 bn investment that would generate up to 8,000 jobs RCT Solutions has served as a strategic partner on renewable energy investors to establish more than 30 GW of factory execution and installation

Sio’s High Purity Silica is Key to Advanced Silicon Products Source: Allied Market Research, Data Bridge Market Research, management estimates, Marketwatch, Verified Market Research 1. To management’s best knowledge.

Environmental Priorities Social Priorities Governance Priorities Sio is Dedicated Being at the Forefront of ESG Focused Companies

Sio Expects to Construct a Modern, Low Environmental Impact Facility to Supply the Demand for High Purity Silica Source: Sio 2020 Sustainability Report, Sio 2021 Sustainability Report, Sio 2022 Sustainability Report No open pit, no dust, no trace Patent Pending Borehole Extraction No heavy machinery, no truck traffic, no dust Pipe Transport No harmful chemicals, no toxic residual ponds, no water discharged on surface Simple Wash Process No water waste, minimal site draw on water from source reservoir Water Recycling Feisal Somji - CEO

101 205 405 210 501 625 302 100 247 12 1 207 200 249 205 302 203 59 217 614 216 216 52 403 23 205 15 N BRU Property Aly Property DEN Property Winnipeg Springfield Ste. Anne Ste. Agathe La Broqeurie Marchand Zhoda St Malo Richer Central North American Location on Major Railways a Significant Competitive Advantage GWWD Canadian Pacific Canadian National 2 nd Facility Site 1 st Facility Site Claims undergoing conversion to mining leases (1,2) 1. Ordinary course process to convert claims into mining leases in progress, completion expected ahead of planned construction s tar t date. 2. First 5 years of planned production, rolling conversion to leases in 5 year tranches thereafter. Claims: BRU DEN ALY

Simple and Effective Operation

Key Highlights

- Sio's simple, innovative production process creates strong economics with minimal impact to the environment
- The production process, using water, air, magnetic separation and no harmful chemicals can quickly produce high purity silica with reduced environmental impact
  - ✓ Patent pending extraction process
  - ✓ 4-6 weeks of production per well cluster consisting of 5 wells
  - ✓ Reclamation planned to start immediately post production
    - ✓ Reclamation planned to be completed between 1 to 12 months depending on weather
  - ✓ Light-duty equipment in the field



(1)
60 M

Unit Economics(2,3)

t / Well extracted	4,500	Sio expected to extract 4.5 kt of silica per well through its patent pending production process
Extraction Costs	$6.63/t	3-stage process with proven technologies
Slurry Transport Costs	$2.23/t	No heavy machinery, no truck traffic, no dust
Wet Processing Costs	$3.90/t	Simple water wash without harmful chemicals
Dry Processing Costs	$6.64/t	Energy efficient drying process
Site Labor & Insurance	$1.28/t	Efficient & safe labor practices

Total Extraction and Processing Costs	$20.68/t	Environmentally friendly extraction and processing
Magnetic Separation Costs	$0.55/t	Low electricity costs to operate magnetic separation
Mine Gate Price	$172/t(4)	Sio TRS economics with growth potential
Gross Margin	**~90%**	**High gross margin due to Sio's high natural purity and low cost production process**

Source: BRU 2023 TRS, DEN 2023 TRS, Sio 2022 Sustainability Report
1. Example well cluster configuration.
2. BRU 2023 TRS and DEN 2023 TRS; year 2 onward.
3. Extraction methodology has not previously been implemented at an industrial level.
4. Based on BRU 2023 TRS first 5 years minegate pricing, TRS pricing based on offtake MOUs and marketing agreement.

27

Source: BRU 2023 TRS, DEN 2023 TRS

Straightforward Silica Extraction and Processing

EXTRACTION(1)



Air from compressor
1
4
UV treated sandstone water
3 Sand & Water Separation
SURFACE
TILL
Outer casing
90 ft (27m)
LIMESTONE AQUIFER
Air line
Inner casing
Sand and sandstone water
UV treated sandstone water returned to sandstone
Production pipe
168 ft (51m)
SHALE
177 ft (54m)
Grout seal for sandstone / limestone isolation
SANDSTONE AQUIFER
Production pipe
2
Extraction Zone
Extraction Zone
250 ft (76m)
SHALE
PRECAMBRIAN

PROCESSING



6 Sand Wash & Dry Facility
8 Railroad Out
Recycled Water
5 Enclosed Transport Line
Water Washing
Magnetic Separation
Dry Plant(2)
7 Silos(3)
Recycled Water
Silica Sand Bulk Product Storage (Wet)

Simple extraction and processing using industrially proven design and materials

Note: Groundwater used for Processing Facility domestic usage (sinks, toilets and showers), and for emergency fire suppression (on demand short-term use).

1. Maximum of 5 wells in each cluster; patent pending novel application of proven technology.
2. Dust/Fines contained within the enclosed Dry Plant dust capture system.
3. Dust/Fines confined in silo dust capture system.

29

Source: BRU 2023 TRS, DEN 2023 TRS 1. Amount shown converted to USD from CAD at Stantec TRS exchange ratio of 1.30x. 2. Expected to be fully funded post De - SPAC process and concurrent financing. $129 $87 Facility 1 - Phase 1 Facility 1 - Phase 2 Phase 1 capex expected to be fully funded (2) Phase 2 expected to be funded internally through cash flow

$215 $429 $468 $937 $937 2025E 2026E 2027E 2028E 2029E 1.2 2.5 2.7 5.4 5.4 2025E 2026E 2027E 2028E 2029E Excludes any Potential Upside from Vertical Integration Source: BRU 2023 TRS, DEN 2023 TRS Note: TRS pricing based on offtake MOUs and marketing agreement. Note: Phase 2 extraction permit application expected to follow successful operation of Phase 1. Note: Stantec TRS USD/CAD exchange ratio of 1.30x. Note: DEN Year 0 indicates 2026E in the project schedule. 1. Based on BRU 2023 TRS and DEN 2023 TRS Minegate Revenue converted to USD. Phase 1 Phase 2 Facility 1 & 2 Phase 1 Phase 2 Facility 1 & 2

$135 $222 $223 $495 $503 2025E 2026E 2027E 2028E 2029E $169 $296 $310 $648 $669 79% 69% 66% 69% 71% 2025E 2026E 2027E 2028E 2029E EBITDA (US$ mm) EBITDA Margin (%) Excludes any Potential Upside from Vertical Integration Source: BRU 2023 TRS, DEN 2023 TRS Note: TRS pricing based on offtake MOUs and marketing agreement. Note: Phase 2 extraction permit application expected to follow successful operation of Phase 1. Note: Stantec TRS USD/CAD exchange ratio of 1.30x. Note: DEN Year 0 indicates 2026E in the project schedule. 1. Based on BRU 2023 TRS and DEN 2023 TRS, calculated as sum of Total Cash - Flow, Cash Interest Expense and Cash Income Tax, converted to USD. 2. Calculated as EBITDA over Revenue. 3. Based on BRU 2023 TRS and DEN 2023 TRS Total Cash - Flow in USD. Phase 1 Phase 2 Facility 1 & 2 Phase 1 Phase 2 Facility 1 & 2

E xis S P HYT Spo nso r 7% P I P E + NRA 3% Flow - Th r o u g h 1% $ mill io n s, e xc e p t p e r share v al u e s Uses Sources $675 Sio Rollover Equity (3) $675 Sio Rollover Equity (3) 12 L i qu idity Reser v e (8) 40 Royalty (4) 21 Est. Tra n s a cti o n Expenses 80 D ebt B ackst o p 129 Ca s h to B ala n ce Sh eet + Pre fun ded Exp . (7) 21 PIPE + N o n - Rede m pti o n A g ree m e n t (5) 10 Flow - Through Equity (6) 11 S io Pre - Existi n g Ca s h + Pref u n ded Exp . (7) Total Uses $837 Total Sources $837 73.9 Total Shares Outstanding $10.25 Share Price $758 PF Mar k et Capita l izati o n 80 (+ ) PF D ebt 129 ( - ) PF Ca s h $708 PF Ent e rpr i se Va lu e N o t e : S t a n t e c T R S U S D / C A D e x c h a n ge r a t io o f 1 . 3 0 x . 1. ~60% P/NAV discount to emerging lithium producers (Core Lithium, Lithium Argentina, Sayona, and Sigma Lithium) median and ~75% P/NAV discount to specialty materials producers (IGO (lithium), Lynas (rare earth), MP Materials (rare earth), and Pilbara (lithium)) median. 2. Assumes 100% redemptions of Pyrophyt's shares at closing and not secured under non - redemption agreements or otherwise. 3. Includes ownership from exercise of pre - existing Sio warrants. 4. Includes $30 mm committed by well known royalty partners as well as $10 mm from a royalty company with a focus on decarbonization projects and existing Sio shareholders. 5. Includes $20 mm committed PIPE and $1mm committed non - redemption agreement. 6. Includes $3mm of indications from existing Sio shareholders and anticipated $7 mm t o b e r aise d. 7. Includes ~CAD$13.5 mm cash on balance sheet and ~CAD$1.2 prefunded expenses on phase 1 facility construction. 8. A ss u m e s l iq u idit y r e s e r ve e q u a l t o 1 5 % o f d e b t b a ck s t op . Sio to combine with Pyrophyte at a pro forma Equity Value of $758 mm, with existing holders rolling over 100% of their equity Phase 1 facility construction to be fully funded with proceeds available upon close of the Transaction ~$160 mm of gross capital comprising equity, debt, royalties, and cash on hand – Investors include existing Sio shareholders, Pyrophyte, Riverstone, a large Canadian pension fund, Steve Webster, and others – Includes $3mm of indicated and $7mm of expected flow - through equity capital Sio intends to raise additional equity capital for general corporate purposes and to reduce debt backstop draw via: Retained cash from Pyrophyt's current trust of $97 mm Incremental PIPE Non - redemption agreements Sio’s attractive valuation of 0.19x P/NAV (~60% - 75% discount to peers (1) ) has significant potential for a re - rating as it progresses towards production

Source: BRU 2023 TRS, company disclosure, DEN 2023 TRS, FactSet, street research 1. Includes Piedmont (fully funded, not permitted) and Lithium Americas (permitted, not fully funded). 2. Copper Developers include: Filo, Foran , Ivanhoe Electric, NGEx , Marimaca , SolGold , Trilogy, and Western Copper. 3. Emerging Lithium Producers include: Core Lithium, Lithium Argentina, Sayona , and Sigma Lithium. 4. Specialty Materials Producers include: IGO (lithium), Lynas (rare earth), MP Materials (rare earth), and Pilbara (lithium). $169 mm 2025E EBITDA $215 mm 2025E Revenue 0.19x P/NAV 79% 2025E EBITDA Margin 41% 2025E - 2027E Avg. EBITDA Growth

Valuation Benchmarking – P/NAV

Research community overwhelmingly values mining companies by Price to Net Asset Value (P/NAV)



Significant re-rate potential once Sio is in production
0.19x
0.27x
0.44x
0.54x
0.51x
0.77x
0.79x

	Sio Based on PF Equity Value of $758 mm	Fully Funded & Not Permitted Lithium Developer[1]	Copper Developers Median[2]	Permitted & Not Fully Funded Lithium Developer[3]	Emerging Lithium Producers Median[4]	Copper Intermediate Producers Median[5]	Specialty Materials Producers Median[6]
Sio P/NAV Discount		29%	57%	64%	62%	75%	76%
Fully Funded	✓[7]	✓	✗	✗	✓	✓	✓
Fully Permitted	✓[7]	✗	✗	✓	✓	✓	✓
Initial Production	2025	2025	2025 - 2031	2026	✓	✓	✓
Commercial Production	2025	?	?	?	2024	✓	✓
Large Scale	2028	?	?	?	?	✓	✓

Sio has a short construction and ramp up period with significant growth; valued at a material discount to comparable companies

Source: BRU 2023 TRS, company disclosure, DEN 2023 TRS, FactSet, street research
1. Fully Funded & Not Permitted: Piedmont, based on funding and permitting for Piedmont Ghana.
2. Copper Developers include: Filo, Foran, Ivanhoe Electric, NGEx, Marimaca, SolGold, Trilogy, and Western Copper.
3. Permitted & Not Fully Funded: Lithium Americas, based on funding and permitting for Thacker Pass.
4. Emerging Lithium Producers include: Core Lithium, Lithium Argentina, Sayona, and Sigma Lithium.
5. Copper Intermediates include: Capstone Copper, Hudbay, Ivanhoe Mines, and Lundin Mining.
6. Specialty Materials Producers include: IGO (lithium), Lynas (rare earth), MP Materials (rare earth), Pilbara (lithium).
7. BRU Phase 1 expected to be fully permitted and capex fully funded, includes $3mm of indicated and $7mm of expected flow-through equity capital.

36

Currency Shown in Canadian Dollars Source: BRU 2023 TRS 1. Full production is year 2 and onwards.

Currency Shown in Canadian Dollars Source: BRU 2023 TRS

Currency Shown in Canadian Dollars Source: DEN 2023 TRS 1. Full production is year 2 and onwards.

Currency Shown in Canadian Dollars Source: DEN 2023 TRS Note: DEN Year 0 indicates 2026E in the project schedule.